SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 20, 2019

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On March 20, 2019, DURECT Corporation (“DURECT”) received written notice from Pain Therapeutics, Inc. (“Pain Therapeutics”) that, effective June 18, 2019, Pain Therapeutics is terminating the Development and License Agreement, dated December 19, 2002, as amended (the “DLA”). As a result of this termination, Pain Therapeutics will be returning its exclusive, worldwide commercialization rights to develop and market REMOXY ER (ORADUR®-Oxycodone). REMOXY ER is a novel long-acting oral formulation of the opioid oxycodone that was under development using DURECT’s ORADUR technology.

A summary of the material terms of the DLA was included in DURECT’s Annual Report on Form 10-K filed on March 8, 2019, which is qualified in its entirety by reference to the full text of the DLA and amendments (filed as Exhibit 10.34 to our Annual Report on Form 10-K (File No. 000-31615) filed on March 14, 2003, and Exhibit 10.45 to our Annual Report on Form 10-K (File No. 000-31615) filed on March 16, 2006, respectively, and incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: March 22, 2019	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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